                                                                      EXHIBIT 99

[LETTERHEAD OF INTERMEDIA COMMUNICATIONS]

                                                   NEWS RELEASE

                                CONTACT:  Robert M. Manning
                                          Chief Financial Officer
                                          (813) 829-2403
                                                          or
                                          Chris Brown
                                          Sr. Vice President, Investor Relations
                                          (813) 829-2408


            INTERMEDIA COMMUNICATIONS TO ACQUIRE DIGEX INCORPORATED
                   ----------------------------------------
     COMBINATION EXTENDS INTERMEDIA'S LEADERSHIP POSITION IN FAST-GROWING
                      BUSINESS DATA COMMUNICATIONS MARKET


   TAMPA, FLORIDA (June 5, 1997) -- Intermedia Communications (ICIX: Nasdaq/NM) and DIGEX Incorporated (DIGEX) (DIGX: Nasdaq/NM) today announced that they have executed a definitive agreement for the acquisition of DIGEX by Intermedia for $13 per share or approximately $150 million. The acquisition will be consummated through a tender offer for all outstanding DIGEX shares, which will begin next week and will be followed by a cash merger. Management and other DIGEX option holders will receive Intermedia stock options for their DIGEX stock options, in lieu of receiving cash. The acquisition was unanimously approved by the Board of Directors of both companies, and shareholders owning a majority of the outstanding shares of DIGEX have agreed to sell their shares to Intermedia for $13 per share.

   Intermedia will hold a conference call at 9:00 AM EDT to discuss this transaction. To participate in this conference, call (800) 236-9153. A 24-hour replay will be available by calling (800) 633-8284, ID 2832850.

   DIGEX is among the limited number of national First Tier Internet service providers which positions the company to be a strong participant in the fastest growing sector of the Internet market--business connectivity. It is also a market leader in Web hosting and management and operates the world's largest Microsoft NT Web site management facility. DIGEX has over 2,000 customers and a staff of 450 people, including approximately 150 in sales and marketing.
Monthly annualized revenue was approximately $40 million for March 1997. The combined company would have had annualized monthly revenue of $241 million for the same month, with 37% of that total from enhanced data services. The combined company will have over 18,000 business and government customers, and over 1,500 employees.


EXCELLENT STRATEGIC FIT

   "A fundamental element of Intermedia's mission and a key to its success in acquiring business telecom market share is the continued expansion of our strong leadership position in enhanced data

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ICIX Announces Definitive Agreement
  To Acquire DIGEX Incorporated
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June 5, 1997


services," commented David C. Ruberg, Intermedia's Chairman, President, and Chief Executive Officer. "This acquisition meets all of our criteria for strategic acquisitions. Intermedia is acquiring an established quality customer base, accelerating its time to market with new services, expanding and increasing network density, and adding high quality employees. With this acquisition, Intermedia becomes a provider with one of the broadest portfolios of high value-added data services integrated with traditional local and long distance voice services. The combined company will have a strong base of Internet connectivity services. These will enable Intermedia to expand delivery of a wide range of hosted business applications including multimedia applications, supporting the needs of electronics commerce."


SIGNIFICANT FINANCIAL SYNERGIES

   "Significant financial and operational synergies will be realized upon integrating the two companies," added Robert M. Manning, Intermedia's Chief Financial Officer. "We expect to realize minimum cost savings of approximately $4 million in the second half of 1997, $12 million in 1998, $14 million 1999, and increasing savings in subsequent years."

   Approximately 75% of DIGEX's backbone network overlaps existing or planned Intermedia network routes. Additional savings should result from substantially greater purchasing power for leased backbone circuits, from CLEC interconnection agreements, and from Intermedia's owned local network facilities. Lastly, the most significant benefit should come from combining the sales efforts and cross-selling services to the 18,000 business customers of the combined company.
These opportunities were not included in Intermedia's estimate of synergies.

   Manning reported that Intermedia expects the transaction to close in the third quarter of 1997. The resulting third quarter EBITDA for the combined company is expected to be within the current range of analysts' expectations for Intermedia. "With the synergies we expect, and the continued rapid growth in DIGEX's business, this acquisition should accelerate our progression toward positive free cash flow and adds meaningfully to EBITDA beginning in 1998," he added.

   "After elimination of the duplicate network facility costs, Intermedia will have acquired a rapidly growing revenue stream with attractive margins that provide significant incremental return on its already invested capital infrastructure," Manning concluded.

   DIGEX's current network deployment and customer base are concentrated in the large city markets in the eastern U.S., with service also provided in major west coast markets. Over 80% of the cities served are covered today by both Intermedia and DIGEX, increasing the density of Intermedia's already robust network in the eastern U.S.

MCCLEARY TO CONTINUE LEADING THE DIGEX ORGANIZATION

   Chris McCleary, DIGEX's current Chairman, President, and Chief Executive Officer, and his management team will continue to manage the DIGEX operation. "Chris has done an excellent job

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ICIX Announces Definitive Agreement
  To Acquire DIGEX Incorporated
Page 3
June 5, 1997


of building a team and a business," commented Ruberg. "We will maintain the focus he has developed by supporting all of his team's efforts with Intermedia's resources throughout our service territory.

   "DIGEX's consultative selling approach matches Intermedia's; and the DIGEX customer base and target markets reinforce Intermedia's, allowing us access to more cross-selling opportunities in these markets," added Ruberg. "The skills needed to effectively sell DIGEX's current services provide an excellent foundation for the DIGEX staff to sell Intermedia's full suite of integrated voice and data telecom services."

   Headquartered in suburban Washington, DC, DIGEX is a leading independent national Internet carrier focusing exclusively on business customers. DIGEX offers a comprehensive range of Internet solutions, including high-speed dedicated business Internet connectivity, corporate Web site management services and private network capacity. The DIGEX Gold Ring/SM/ national fault-tolerant fiber optic Internet network, engineered utilizing Cisco Systems (NASDAQ: CSCO) Internet Operating System technology, provides highly reliable service for mission-critical Internet applications. Company news, product, and service information are available at www.digex.net.

   Intermedia Communications is one of the nation's fastest growing telecommunications companies. Intermedia provides integrated telecommunications solutions to business and government customers. These solutions include voice, data, and video; local and long distance services; and advanced access services in cities throughout the eastern U.S. Its enhanced data offerings, including frame relay, ATM, and Internet services offers seamless end-to-end service virtually anywhere in the world.

   Intermedia is headquartered in Tampa, Florida, and is traded on the Nasdaq National Market under the symbol ICIX. Intermedia can be found on the World Wide Web at http://www.icix.net.

   Bear, Stearns & Co., Inc. acted as exclusive financial advisor to Intermedia Communications for this transaction. Friedman, Billings, Ramsey & Co., Inc. was the financial advisor for DIGEX Incorporated.

   Statements contained in this news release regarding expected revenues and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's products and services, and the ability of the Company to successfully implement its expanded and accelerated capital deployment plan, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 1996.

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